EXHIBIT 10(f)

JOY GLOBAL INC.
2003 Stock Incentive Plan
Restricted Stock Unit Award Agreement

Employee:

Grant Date:                     January 21, 2004

Number Of Restricted
Stock Units:

        THIS RESTRICTED STOCK UNIT AGREEMENT (the “Agreement”), dated as of January 21, 2004, is between Joy Global Inc., a Delaware corporation (the “Company”) and ________ (the “Employee”). In consideration of the mutual promises and covenants made in this Agreement and the mutual benefits to be derived from this Agreement, the Company and Employee agree as follows:

        Subject to the provisions of this Agreement and the provisions of the Joy Global Inc. 2003 Stock Incentive Plan (the “Plan”), the Company hereby grants to the Employee the number of restricted stock units shown above (the “Restricted Stock Units”) as of January 21, 2004 (the “Grant Date”). Each Restricted Stock Unit constitutes an “other stock-based award” under Section 8 of the Plan with respect to one share of Common Stock. Capitalized terms used and not defined in this Agreement have the meanings given to them in the Plan.

    1.        Vesting. Subject to the provisions of Section 5(a) of this Agreement, the Restricted Stock Units will vest, become non-forfeitable and be settled as follows: one-third on the three-year anniversary of the Grant Date (with fractional units rounded up to the next whole unit); one-third on the four-year anniversary of the Grant Date (with fractional units rounded up to the next whole unit); and the remainder on the five-year anniversary of the Grant Date.

    2.        Restriction Period. The Restriction Period with respect to the Restricted Stock Units is the time between the Grant Date and the date the respective Restricted Stock Units vest.

    3.        Rights as Shareholder. The Employee shall not be entitled to any privileges of ownership of shares of Common Stock with respect to these Restricted Stock Units unless and until shares of Common Stock are actually delivered to the Employee pursuant to this Agreement.

    4.        Dividends. The Employee will be credited with additional Restricted Stock Units (rounded to the nearest whole unit) having a value equal to any regular quarterly dividends with record dates that occur during the Restriction Period for each Restricted Stock Unit that would have been paid with respect to such Restricted Stock Unit if it had been an actual share of Common Stock, based on the Fair Market Value of a share of Common Stock on the applicable dividend payment date. Such additional Restricted Stock Units shall also be credited with additional Restricted Stock Units as dividends are declared, and shall be subject to the same restrictions and conditions as the Restricted Stock Units with respect to which they were credited.

    5.        Forfeiture and Settlement of Units.

    (a)        Upon Employee’s Termination of Employment for any reason, any Restricted Stock Units that had not become non-forfeitable prior to the date of Employee’s Termination of Employment shall be forfeited; provided, however, that if the Employee’s Termination of Employment is by reason of the Employee’s death or Disability the Restricted Stock Units shall become non-forfeitable and will be settled as of the date of such Termination of Employment; and provided further that if the Employee’s Termination of Employment is by reason of Retirement the Committee shall have the discretion to determine at or before the date of such Retirement that any Restricted Stock Units that had not become non-forfeitable prior to the date of Employee’s Termination of Employment due to Retirement shall continue to vest, become non-forfeitable and be settled in accordance with the schedule in Paragraph 1 of this Agreement. In the event of Employee’s death or Disability the Restricted Stock Units shall be settled as soon as practicable after the date of death or Disability. If, in the event of the Employee’s death, the Employee fails to designate a beneficiary, or if the designated beneficiary of the Employee dies before the Employee dies or before the complete payment of the amounts distributable under this Agreement, the amounts to be paid under this Agreement shall be paid to the legal representative or representatives of the estate of the last to die of the Employee and the beneficiary.

    (b)        Unless earlier forfeited or settled pursuant to Section 5(a) of this Agreement, Restricted Stock Units shall be settled at the end of the Restricted Period. Each Restricted Stock Unit settled pursuant to this Section 5 shall be settled by delivery of one share of Common Stock. Any fractional Restricted Stock Units shall be rounded to the nearest whole number.

    6.        Change of Control and Corporate Events. Notwithstanding any other provision of this Agreement, in the event of a Change of Control, all outstanding Restricted Stock Units held by the Employee on the effective date of the Change of Control, whether or not then vested, shall be settled as soon as practicable after the Change of Control by payment to the Employee of an amount in cash equal to the Fair Market Value of a share of Common Stock on the date of the Change of Control times the number of such Restricted Stock Units. In the event of any change of capitalization or other event described in Section 3.c. of the Plan, the Restricted Stock Units shall be adjusted pursuant to the terms of such Section 3.c.

    7.        Transferability. Restricted Stock Units granted under this Agreement are not transferable by Employee, whether voluntarily or involuntarily, by operation of law or otherwise, during the Restriction Period, except as provided in the Plan. Any assignment, pledge, transfer or other disposition, voluntary or involuntary, of these Restricted Stock Units made, or any attachment, execution, garnishment, or lien issued against or placed upon the Restricted Stock Units, shall be void.

    8.           Administration. This Agreement and the rights of Employee hereunder are subject to all the terms and conditions of the Plan, as the same may be amended from time to time, as well as to such rules and regulations as the Committee may adopt for administration of the Plan. It is expressly understood that the Committee is authorized to administer, construe, and make all determinations necessary or appropriate to the administration of the Plan and this Agreement, all of which shall be binding upon Employee.

    9.        Taxes and Withholdings. No later than the date of settlement of the Restricted Stock Units granted hereunder, the Employee shall pay to the Company or make arrangements satisfactory to the Committee regarding payment of any federal, state or local taxes of any kind required by law to be withheld upon the settlement of the Restricted Stock Units and the Company shall, to the extent permitted or required by law, have the right to deduct from any payment of any kind otherwise due to the Employee federal, state and local taxes of any kind required by law to be withheld upon the settlement of the Restricted Stock Units.

    10.        Confidential Information; Noncompetition; Nonsolicitation.

    (a)        Employee shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its Affiliates and their respective businesses that Employee obtains during Employee’s employment by the Company or any of its Affiliates and that is not public knowledge (other than as a result of the Employee’s violation of this Paragraph 10(a)) (“Confidential Information”). Employee acknowledges that the Confidential Information is highly sensitive and proprietary and includes, without limitation: product design information, product specifications and tolerances, manufacturing processes and methods, information regarding new product or new feature development, information regarding how to satisfy particular customer needs, expectations and applications, information regarding strategic or tactical planning, information regarding pending or planned competitive bids, information regarding costs, margins, and methods of estimating, and information regarding key employees. Employee shall not communicate, divulge or disseminate Confidential Information at any time during or after Employee’s employment with the Company, except with the prior written consent of the Company or as otherwise required by law or legal process. All computer software, business cards, telephone lists, customer lists, price lists, contract forms, catalogs, records, files and know-how acquired while an employee of the Company are acknowledged to be the property of the Company and shall not be duplicated, removed from the Company’s possession or premises or made use of other than in pursuit of the Company’s business or as may otherwise be required by law or any legal process, and, upon Termination of Employment for any reason, Employee shall deliver to the Company, without further demands, all such items and any copies thereof which are then in his or her possession or under his or her control. Nothing in this Agreement is intended to limit the Company’s or its Affiliates’ rights with respect to trade secrets.

    (b)        Employee acknowledges that his or her employment may place him or her in a position of contact and trust with customers of the Company or its Affiliates, and that in the course of employment Employee may be given access to and asked to maintain and develop relationships with such customers. Employee acknowledges that such relationships are of substantial value to the Company and its Affiliates and that it is reasonable for the Company to seek to prevent Employee from giving competitors unfair access to such relationships.

    (c)        For a two year period beginning on the Termination of Employment date, Employee will not, except upon prior written permission signed by the President or an Executive Vice President of the Company, consult with or advise or, directly or indirectly, as owner, partner, officer or employee, engage in business with any of the companies set forth on Exhibit 1 or with any corporation or entity controlled by, controlling or under common control with any such company. Exhibit 1 is attached to and forms a part of this Agreement. Notwithstanding the foregoing, Employee may make and retain investments in not more than three percent of the equity of any such company if such equity is listed on a national securities exchange or regularly traded in an over-the-counter market.

    (d)        For a two year period beginning on the Termination of Employment date, Employee will not, directly or indirectly, solicit for employment or employ on behalf of any organization other than the Company or one of its Affiliates or employ any person (other than any personal assistant hired to work directly for the Employee) employed by the Company or any of its Affiliates, nor will Employee, directly or indirectly, solicit for employment on behalf of any organization other than the Company or one of its Affiliates or be involved in any way in the hiring process of any person known by Employee (after reasonable inquiry) to be employed at the time by the Company or any of its Affiliates.

    (e)        In the event of a breach of Employee’s covenants under this Paragraph 10, the Restricted Stock Units shall immediately be forfeited as of such breach and it is understood and agreed that the Company shall be entitled to injunctive relief, as well as any other legal or equitable remedies. Employee acknowledges and agrees that the covenants, obligations and agreements of the Employee in Paragraph 10(a), (b), (c) and (d) of this Agreement relate to special, unique and extraordinary matters and that a violation of any of the terms of such covenants, obligations or agreements will cause the Company irreparable injury for which adequate remedies are not available at law. Therefore, Employee agrees that the Company shall be entitled to an injunction, restraining order or such other equitable relief (without the requirement to post bond) as a court of competent jurisdiction may deem necessary or appropriate to restrain Employee from committing any violation of such covenants, obligations or agreements. These injunctive remedies are cumulative and in addition to any other rights and remedies that the Company may have. The Company and Employee hereby irrevocably submit to the exclusive jurisdiction of the courts of Wisconsin and the Federal courts of the United States of America, located in Milwaukee, Wisconsin, in respect of all disputes involving Confidential Information, trade secrets or the violation of the provisions of this Paragraph 10 and the interpretation and enforcement of Paragraphs 10(a), (b), (c), (d) and (e), and the parties hereto hereby irrevocably agree that (i) the sole and exclusive appropriate venue for any suit or proceeding relating to such matters shall be in such a court, (ii) all claims with respect to any such matters shall be heard and determined exclusively in such court, (iii) such court shall have exclusive jurisdiction over the person of such parties and over the subject matter of any such dispute, and (iv) each hereby waives any and all objections and defenses based on forum, venue or personal or subject matter jurisdiction as they may relate to any suit or proceeding brought before such a court in accordance with the provisions of this Paragraph 10(e).

    11.        Notices. All notices and other communications under this Agreement shall be in writing and shall be given by hand delivery to the other party or by facsimile, overnight courier, or registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

            If to the Employee:

            If to the Company:

Joy Global Inc. 100 East Wisconsin Avenue Suite 2780 Milwaukee, WI 53202 Attention: Corporate Secretary Fax: 414-319-8520

or to such other address or facsimile number as any party shall have furnished to the other in writing in accordance with this Paragraph 11. Notice and communications shall be effective when actually received by the addressee.

    12.            Effect of Agreement. Except as otherwise provided hereunder, this Agreement shall be binding upon and shall inure to the benefit of any successor or successors of the Company, and to any transferee or successor of the Employee pursuant to Paragraph 7.

    13.            Laws Applicable to Construction. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Delaware without reference to principles of conflict of laws, as applied to contracts executed in and performed wholly within the State of Delaware.

    14.            Severability. The invalidity or enforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

    15.        Conflicts and Interpretation. In the event of any conflict between this Agreement and the Plan, the Plan shall control. In the event of any ambiguity in this Agreement, any term which is not defined in this Agreement, or any matters as to which this Agreement is silent, the Plan shall govern including, without limitation, the provisions thereof pursuant to which the Committee has the power, among others, to (a) interpret the Plan, (b) prescribe, amend and rescind rules and regulations relating to the Plan, and (c) make all other determinations deemed necessary or advisable for the administration of the Plan.

    16.        Headings. The headings of paragraphs herein are included solely for convenience of reference and shall not affect the meaning or interpretation of any of the provisions of this Agreement.

    17.        Amendment. This Agreement may not be modified, amended or waived except by an instrument in writing signed by both parties hereto. The waiver by either party of compliance with any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by such party of a provision of this Agreement.

    18.          Counterparts. This Agreement may be executed in counterparts, which together shall constitute one and the same original.

    19.        Miscellaneous.

    (a)        This Agreement shall not confer upon Employee any right to continue as an employee of the Company or its subsidiaries, nor shall this Agreement interfere in any way with the right of the Company or its subsidiaries to terminate the employment of Employee at any time.

(b) This Agrement shall be subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required.

        IN WITNESS WHEREOF, as of the date first above written, the Company has caused this Agreement to be executed on its behalf by a duly authorized officer and the Employee has hereunto set the Employee’s hand.